MODIFICATION OF LEASE AGREEMENT


         MODIFICATION OF LEASE AGREEMENT (this "Agreement") made this 11th day of August, 1998 between FASHION GALLERY OWNERS, LLC, a New York limited liability company, having an office at 1412 Broadway, New York, New York 10018 (hereinafter referred to as "Landlord") and LESLIE FAY MARKETING, INC. (successor-in-interest to THE LESLIE FAY COMPANIES, INC.) having an office at 1412 Broadway, New York, New York 10018 (hereinafter referred to as "Tenant").

         WHEREAS, Tenant is currently the tenant of the entire Second and Fourth floors and Storage Room #15 (which space is hereinafter collectively referred to as the "Original Demised Premises") in the building known as 1412 Broadway in the County and State of New York (the "Building"), pursuant to that certain Agreement of Lease dated April 29, 1997 between 1412 Broadway Associates (Landlord's predecessor-in-interest) ("Associates"), as landlord and The Leslie Fay Companies, Inc. (predecessor-in-interest to Tenant), as tenant (the "Lease"), which Lease is to terminate on its terms on April 30, 2002 (the "Original Expiration Date");

         WHEREAS, the parties desire to modify the Lease to, among other things, add the entire third floor, substantially as shown on the plan annexed hereto as Exhibit A-1 (which space is hereinafter referred to as the "Additional Premises") in the Building and to extend the Term, upon the terms and conditions hereinafter set forth (each capitalized term not specifically defined herein shall have the same meaning given to it in the Lease).

         NOW, THEREFORE, in consideration of the mutual premises and conditions the parties agree as follows:

         1. Modification of Lease. On the later to occur of (i) the date first set forth above as the date upon which this Agreement was executed and (ii) the "Approval Date" (as defined in Paragraph 15 of this Agreement), (such later date being hereinafter referred to as, the "Effective Date") the Lease shall be deemed modified as follows:

                  A. The Term of the Lease shall be extended to expire at midnight on the expiration of Lease Year Ten, as defined below (the "Extended Expiration Date"), or on such earlier date upon which the Term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law and the Extended Expiration Date shall be substituted for the Expiration Date, as applicable, in the Lease.

                  B. With respect to the Additional Premises, "Lease Year One" shall be deemed to commence on the first day of the calendar month following the Effective Date and shall end on the last day of the successive twelve month period. If the Effective Date shall be on the first day of the month, Lease Year One shall commence on such date and shall end on the day immediately preceding the first anniversary of the Effective Date. The term "Lease Year" shall refer to each year of the Term including Lease Year One. Each succeeding Lease Year after Lease Year One shall run for the
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successive  twelve month period from the expiration of the preceding  Lease Year and shall be consecutively numbered (i.e. the tenth Lease Year shall be known as Lease Year Ten). From and after the Original Expiration Date, the provisions of this Paragraph B shall also apply to the Original Demised Premises.

                  C. The area of the "Demised Premises", as defined in the Lease shall consist of all of the Original Demised Premises and the Additional Premises (substantially as shown on the plan annexed hereto as Exhibit A-2), and except as specifically provided herein, all references in the Lease to the "Demised Premises" shall mean the Original Demised Premises and the Additional Premises.

                  D.  1.  Notwithstanding  anything  to the  contrary  contained herein, Base Annual Rent on account of the Original Demised Premises shall continue to be due and payable as set forth in the Lease, except that during the period from the Original Expiration Date through the Extended Expiration Date, Base Annual Rent payable on account of the Original Demised Premises shall be as follows: (a) during the period 5/l/02 through the expiration of Lease Year Four, $1,260,646.00 per annum; (b) for each Lease Year during the period from the commencement of Lease Year Five through the expiration of Lease Year Seven, $1,341,978.00 per annum; and (c) for each Lease Year during the period from the commencement of Lease Year Eight through the Extended Expiration Date, $1,504,642.00 per annum. Notwithstanding the foregoing, there shall be no Base Annual Rent, solely on account of the Original Demised Premises, payable for the two (2) week period immediately prior to the Original Expiration Date; provided, however, that in the event Tenant is dispossessed or this Lease is terminated by reason of Tenant's default, the Base Annual Rent for such period shall be immediately due and payable.

                      2. This Base Annual Rent solely on account of the Additional Premises and in addition to the Base Annual Rent for the Original Demised Premises shall be as follows: (a) for Lease Year One through Lease Year Two, $589,657.00 per annum; (b) for Lease Year Three through Lease Year Four, $630,323.00 per annum; (c) for Lease Year Five through Lease Year Seven, $670,989.00 per annum; and (d) for Lease Year Eight through Lease Year Ten,
$752,321.00 per annum. Notwithstanding the foregoing, there shall be no Base Annual Rent, solely on account of the Additional Premises (except for the increase to Base Annual Rent attributable to electricity pursuant to Section
66.01 of this Lease), payable for the period commencing on the Effective Date and terminating on September 30, 1998; provided, however, that in the event Tenant is dispossessed or this Lease is terminated by reason of Tenant's default, the Base Annual Rent for such period shall be immediately due and payable. Simultaneously with the execution of this Agreement, Tenant has paid to Landlord, if by check subject to collection, one full month of Base Annual Rent for the Additional Premises, which amount shall be credited on a per diem basis toward the payment of the installments of Base Annual Rent first due and payable hereunder.

         E. For purposes of calculating Additional Rent and other applicable payments for the Additional Premises, the following terms shall have the following meanings (for purposes of calculating Additional Rent and other applicable payments for the Original Demised Premises, such terms shall have the meanings ascribed to them in the Lease):
                                       -2-

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                  (i)      "Base Tax Year"  shall  mean the Taxes for the twelve
                           month fiscal year commencing on July 1, 1998.
                  (ii) "Tenant's Proportionate Share" shall mean five and ninety hundredths of one percent (5.90%).

         F. The  following  provisions  shall be added to and made a part of the
Lease:

                           "ARTICLE 66 - Cost of Electricity for Additional Premises

         66.01 Landlord agrees to supply the Additional Premises, as of the Effective Date, with such electric current as Tenant shall reasonably require (consistent with the existing electrical capacity contained in the Additional Premises) for Tenant's wiring facilities and equipment within the Additional Premises and in consideration thereof, Tenant agrees that the Base Annual Rent reserved in this Lease shall be increased by the sum of Fifty Thousand Eight Hundred Thirty-Two and 50/100ths Dollars ($50,832.50) per annum subject to survey as provided in Section 66.02 hereof (the "Base Charge"). The Base Charge increase to Base Annual Rent shall in no event be subject to reduction pursuant to the provisions of this Article, but shall be subject to increase as hereinafter provided. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Additional Premises not due to the gross negligence or willful misconduct of Landlord or if the same is changed or is no longer available or suitable for Tenant's requirements or is interrupted as a result of any cause not attributable to Landlord.

         66.02 (a) Landlord, from time to time during the Term of this Lease, shall have the right to select a reputable independent electrical engineer or consultant (the "Consultant") to prepare surveys of the electrical consumption within the Additional Premises in order to determine whether the Base Charge for electricity (as the same may have been increased by previous surveys and determinations) is less than the Electrical Consumption Charge (as defined in
Section 66.03 below) which should be charged to Tenant. If the Base Charge shall be less than the Electrical Consumption Charge, which the Consultant determines to be applicable to Tenant then, effective as of the date of the Consultant's determination, the Base Charge (as the same may have been previously increased pursuant to the provisions hereof) shall be further increased by an amount equal to the excess of (i) the then Electrical Consumption Charge determined to be applicable by the Consultant over (ii) the Base Charge (plus any previous increases to the Base Charge pursuant to the provisions hereof). Notwithstanding the foregoing, the first survey shall not be made during Lease Year One unless Tenant's proposed alterations in the Additional Premises involve an increase in the existing electrical capacity of the Additional Premises of more than 110% above the electrical capacity of the Additional Premises existing as of the Effective Date (of which fact Landlord shall be the sole judge), and any increase to the Base Charge resulting from such survey shall be retroactive to the Commencement Date.

                  (b) Surveys made by the Consultant shall be based upon the use of such electric current on Business Days, and such other days and hours when Tenant uses electricity for lighting
                                       -3-

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and for the operation of the machinery,  appliances and equipment used by Tenant in the Additional Premises.

                  (c) The cost of the first survey shall be borne by Landlord. Tenant shall pay the fees of the Consultant making all other surveys if such survey results in an increase in the Electrical Consumption Charge, which increase is not caused by an increase in the Electric Rate. The findings of the Consultant shall be binding and conclusive on Landlord and Tenant; provided, however, that Tenant may dispute the findings of the Consultant in accordance with Section 66.08, below.

         66.03 The "Electrical Consumption Charge" for electricity consumed by Tenant within the Additional Premises, as determined by the Consultant, shall be computed by multiplying the Electric Rate (as defined below) by Tenant's consumption of electricity as determined by the Consultant. In no event, however, shall the Electrical Consumption Charge be less than Landlord's actual cost of acquiring and distributing electricity to Tenant. The term "Electric Rate" shall mean, at the time in question, the actual cost to Landlord of acquiring electricity for the Premises, including all surcharges, taxes, fuel adjustments, taxes regularly passed on to customers by the public utility, and other sums payable in respect thereof for the supply of electrical energy to Landlord for the entire Building.

         66.04 Tenant's use of electric energy in the Additional Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in, or otherwise serving, the Additional Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably delayed or withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system other than ordinary office and showroom equipment exclusive of major computers, or make any material alteration or addition to the electric system of the Additional Premises existing on the Effective Date. Landlord agrees not to unreasonably withhold or delay its consent to the installation of additional risers to the Premises, provided that all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord within ten (10) days of demand and provided further, that Landlord shall have the right to cause a survey of the Premises to be made by the Consultant, at Tenant's sole cost and expense, to determine the amount of the increase in the Base Annual Rent to reflect the value to Tenant of the potential additional electric energy to be made available to Tenant by the estimated additional capacity of such additional risers of the connected load of such fixtures, appliances or equipment (measured, in respect of risers, at their lowest point in the Building). The amount of such increase shall be determined by the Consultant. Such determination shall be binding and conclusive upon the parties unless disputed by Tenant within thirty (30) days of receipt of such Consultant's report. Landlord, its agents and Consultants may survey the electrical fixtures, appliances and equipment in the Additional Premises and Tenant's use of electric energy therein from time to time after the initial survey described above to ascertain whether Tenant is complying with its obligations under this Section.
                                       -4-

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         66.05  Tenant  shall not  place a load  upon any floor of the  Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law, which floor load is 120 lbs/sq. ft. live load.

         66.06 Tenant, at its sole cost and expense, shall furnish and install all replacement lighting, tubes, lamps and bulbs required in the Additional Premises. Tenant, at its sole cost and expense, shall install all replacement ballasts in the Additional Premises using Landlord's designated contractor, provided that the cost is thereof is at commercially competitive rates.

         66.07 Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Additional Premises at any time upon not less than thirty (30) days' notice to Tenant so long as: (i) the discontinuance is not discriminatory to Tenant; and (ii) electric service is available from the public utility or otherwise. If Landlord exercises such right this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination (a) Landlord shall not be obligated to furnish electric energy to Tenant and (b) the Base Annual Rent shall be reduced by the Base Charge then in effect. If Landlord so discontinues furnishing electric energy to Tenant, such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Landlord's expense, unless such discontinuance is as a result of a Legal Requirement or Force Majeure, in which event the cost thereof shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes and Tenant shall be responsible for the payment of the annual amortization amount(s) occurring during the balance of the Term. The change at any time of the character of electric service in the Additional Premises not due to the gross negligence or willful misconduct of Landlord shall not make Landlord liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain as a result thereof.

         66.08 In instances wherein Tenant has the right to dispute the determinations made by the Consultant, Tenant shall only dispute such reports by submitting, within thirty (30) days after receipt of the Consultant's report, a written report by an electrical consultant retained by Tenant at Tenant's expense. In the event that the Consultant and Tenant's electrical consultant cannot mutually agree within thirty (30) days after the submission of Tenant's electrical consultant's report, the matter shall be referred to arbitration in accordance with the rules and regulations of the American Arbitration Association. Until the determination of the consultants or the arbitrators, Tenant shall pay the Electric Charge determined in accordance with the Consultant's report and following such determination, an appropriate adjustment and/or refund shall be made.

                           ARTICLE 67 -     Security

         67.01 A. Tenant has deposited with Landlord the sum of $294,828.50 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions
                                       -5-

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of this Lease (the "Security Deposit"). The amount of the Security Deposit shall be increased by Tenant coincident with every increase in Base Annual Rent. It is agreed that in the event Tenant defaults beyond the expiration of any applicable notice and grace periods (provided that Tenant shall have commenced such cure
within  the  applicable   grace  period  and  shall   thereafter  be  diligently
prosecuting such cure to completion within the applicable grace period) in respect of any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of possession of the Demised Premises to Landlord in the condition required by, and in accordance with, the terms of this Lease. In the event of a sale of the Building or leasing of the Building, Landlord shall transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new landlord for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the Security Deposit, Tenant shall forthwith restore the amount so applied or retained so that at all time the amount deposited shall be as set forth above. Provided Tenant shall not then be in default in the payment of rent or otherwise be in default under this Lease beyond any applicable notice and grace period (provided that Tenant shall have commenced such cure within the applicable grace period and shall thereafter be diligently prosecuting such cure to completion within the applicable grace period), and provided that Landlord shall not have applied all or any portion of the security as provided for under this paragraph, then on the first (1st) anniversary of the Effective Date, the security shall be reduced by an amount equal to $98,276.16 (the "Reduction Amount") and Landlord shall return to Tenant the Reduction Amount, together with interest earned thereon, if any. From and after the first (1st) anniversary of the Effective Date and continuing throughout the balance of the Term, Landlord shall retain an amount equal to four (4) full months of Base Annual Rent then in effect under this Lease with respect to the Additional Premises as the security deposit in accordance with the terms of this Lease.

                  B. Tenant shall have the option to provide such Security Deposit in the form of an irrevocable letter of credit from a commercial bank (the "Issuer") of substantial financial standing and otherwise reasonably acceptable to Landlord from which Landlord may draw in the event of any default by Tenant under the terms of this Lease which continues after notice and the expiration of any applicable grace period. Such letter of credit must be in writing, be in form and content reasonably acceptable to Landlord, signed by the Issuer, made payable to the order of Landlord, be assignable
                                       -6-

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by the  beneficiary  thereunder.  Any fees payable in connection with Landlord's assignment of the letter of credit to any successor landlord or superior mortgagee shall be paid by Tenant. The form of letter of credit annexed hereto as Exhibit B is acceptable to Landlord. Such letter of credit shall, by its terms, be fully effective during a one (1) year period following the date of issuance. Tenant shall arrange for such letter of credit to be renewed, or replaced by an equivalent letter of credit, to provide continuing identical security to Landlord during each subsequent one (1) year period and during any remaining period under the Lease term (the last such extension to provide for the continuance of such letter of credit for at least three months beyond the Expiration Date). Subject to the penultimate sentence of this paragraph, each such renewal or replacement of the letter of credit shall be for the full face amount equivalent to six (6) full months' Base Annual Rent for the Additional Premises then in effect under this Lease regardless of previous draws against any prior letter of credit. The letter of credit shall either provide that it shall be automatically renewed by its terms throughout the duration of this Lease or contain a provision that requires the Issuer to notify the beneficiary at least thirty (30) days prior to the expiration date of the letter of credit that the letter of credit has not been renewed or replaced. No later than twenty
(20) days prior to the expiration date of each letter of credit, or renewal or replacement thereof, Tenant shall provide written notice (and supporting documentary evidence signed by the Issuer) to Landlord that the then effective letter of credit has been so renewed or so replaced for the succeeding time period. The failure of Tenant to maintain the letter of credit as herein specified (including the failure to deliver evidence of the renewal or replacement of the letter of credit as herein provided or the failure to increase the undrawn balance of the letter of credit as herein provided) or the Issuer's refusal or failure to permit Landlord to draw against the letter of credit shall, unless Landlord receives a cash Security Deposit or replacement letter of credit from another Issuer as herein provided, be a default under the terms of this Lease with the same effect as a default for failure to pay rent. In addition to all other remedies available to Landlord in the event of default by Tenant under the terms of this Lease beyond the expiration of any applicable notice and grace periods (provided that Tenant shall have commenced such cure
within  the  applicable   grace  period  and  shall   thereafter  be  diligently
prosecuting such cure to completion within the applicable grace period), Landlord shall have the specific remedy of immediately drawing against the letter of credit in any amount up to and including the full face amount of such letter of credit for payment of any Rent or other sum Landlord may be required to expend by reason of Tenant's default, except that Landlord shall have the right to draw the full face amount of the letter of credit in the event Tenant fails to renew or replace the letter of credit as herein provided, in which event Landlord shall hold such amount as a cash Security Deposit in accordance with the provisions of the first paragraph of this Section 67.01. In the event that Landlord draws against the letter of credit as provided for under this paragraph, other than as a result of Landlord's draw of the full face amount of the letter of credit as a result of Tenant's failure to renew or replace the letter of credit as herein provided, then Tenant shall, upon demand by Landlord, increase the then undrawn balance of the letter of credit to the amount provided for herein. In the event that Tenant fails to so increase the then undrawn balance of the letter of credit as herein provided, then Landlord shall be entitled to draw the remaining balance of the letter of credit. It is specifically agreed and understood that, in the event that Landlord has not received from Tenant either a cash Security Deposit or a letter of credit, in the form and substance required pursuant to the provisions of this paragraph, within ten (10) days following Tenant's execution of this Modification of Lease Agreement ("Amendment"), then this
                                       -7-

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Amendment  shall be, at the sole  option  of  Landlord,  null and void and of no further force and effect. Notwithstanding the foregoing, provided Tenant shall not then be in default in the payment of rent or otherwise be in default under this Lease beyond any applicable notice and grace period (provided that Tenant shall have commenced such cure within the applicable grace period and shall thereafter be diligently prosecuting such cure to completion within the applicable grace period), and provided that Landlord shall not have drawn down any amount under the letter of credit as provided for under this paragraph, then Tenant shall have the right, on the first (1st) anniversary of the Effective Date, to reduce the face amount of the letter of credit by the Reduction Amount. From and after the first (1st) anniversary of the Effective Date and continuing throughout the balance of the Term, the letter of credit shall be for the full face amount equivalent to four (4) full months of Base Annual Rent then in effect under this Lease for the Additional Premises.

         67.02 If the Security Deposit held by Landlord shall be in cash, the same shall be held in an interest-bearing account and any interest earned shall be for the account of Tenant and shall be held by Landlord as an addition to the Security Deposit for the entire Term of the Lease. Landlord shall be entitled to an administrative fee of 1% per annum, or such greater percentage permitted by law, on the amount of the Security Deposit held by Landlord. The administrative fee shall be paid to Landlord at the end of the Term of this Lease or at such other time or times as Landlord shall elect.

         67.03 In the event that during the Term of this Lease the Security Deposit held by Landlord (not including interest) is less than four monthly installments of the Base Annual Rent payable with respect to the Additional Premises under Article 3, Tenant shall, on written demand by Landlord, deposit with Landlord on account of the security herein provided for, the difference between the Security Deposit then held by Landlord and a sum equal to four (4) months' installments of Base Annual Rent.

         67.04 If Tenant fails to pay any Base Annual Rent or any Additional Rent payable under this Lease within ten (10) days after such payment is due twice in any twelve-month period, Tenant shall furnish Landlord, within ten days after demand by Landlord, with additional monies equal to one month's installment of Base Annual Rent at the rate payable during the last Lease Year which shall be added to and included in the Security Deposit."

         G. In lieu of a porters wage increase payable on account of the Additional Premises, Tenant shall pay to Landlord, as Additional Rent, during each Lease Year following Lease Year One of the Term for the Additional Premises, an amount equal to three percent (3%) of the Base Annual Rent (as increased from time to time by the escalation described in this subparagraph G) payable for the prior Lease Year on account of the Additional Premises. Such payments shall be made, in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Term of the Lease. Section
38.02 of the Lease shall not be applicable to the Additional Premises.

         H. Section 39.02 of the Lease is hereby deleted in its entirety.
                                       -8-

         I. Section 41.01(c)(ii) of the Lease is hereby amended by deleting the second sentence thereof in its entirety.

         J. Section 41.01(d) of the Lease is hereby deleted in its entirety.

         K. Article 45 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

                           "ARTICLE 45 -    Use of Demised Premises

         45.01 Tenant shall use and occupy the Demised Premises for showrooms for the display and sale of women's moderate priced, better or designer apparel and related women's accessories and related women's apparel items, and for design and sample making related thereto and executive and general offices for clothing and accessory lines of Tenant and its affiliated companies and businesses."

         L. 47.01 of the Lease is hereby amended by deleting the word "two" in the fourth line thereof and substituting in lieu thereof the word "three".

         2. Further Modification of Lease. On the Original Expiration Date, the Lease shall be deemed further modified as follows:

                  A. Sections 42.01 and 42.04 of the Lease shall be deleted and thereafter electricity shall be supplied to the Original Demised Premises pursuant to Article 66 of the Lease except that the "Base Charge" applicable solely to the Original Demised Premises (and in addition to the Base Charge applicable to the Additional Premises) shall be $101,665.00 and all references in Article 66 to the Additional Premises shall be deemed to include the Original Demised Premises as the context may require.

                  B. "Base Tax Year" solely on account of the Original Demised Premises (and in addition to the Base Tax Year applicable to the Additional Premises) shall be modified to mean the Taxes for the twelve month fiscal year commencing on July 1, 1998.

                  C. Sections 37.07, 38.02, 38.03 and 38.04 regarding porters wage increase payments shall be deleted and, in lieu thereof, Tenant shall pay to Landlord, as Additional Rent on account of the Original Demised Premises (and in addition to such similar payments applicable to the Additional Premises), during each annual period set forth in paragraphs 1(D)(1)(a) through (c) above an amount equal to three percent (3%) of the Base Annual Rent payable for the prior annual period on account of the Original Demised Premises. Such payment shall be made, in equal monthly installments, in advance, on the first day of each and every calendar month throughout the balance of the Term of the Lease.

         3. Delivery of Additional Premises and Landlord's Contribution. Landlord is delivering and Tenant shall accept the Additional Premises "AS IS", together with all fixtures, equipment and
                                       -9-
improvements existing in the Additional Premises as of the date of this Agreement and Landlord makes no representation as to the repair, condition or working order of the Additional Premises.

         4. Tenant's Continuing Obligations. Notwithstanding anything to the contrary contained herein, all of Tenant's existing and future obligations to pay items of Base Annual Rent and Additional Rent under the Lease, as amended hereby, with regard to the Original Demised Premises shall continue and nothing in this Agreement shall affect Tenant's obligations under the Lease including, but not limited to, the obligation to make all payments due under the Lease, as hereby amended, prior to demand and without any set-off or deduction whatsoever.

         5. Broker. Each party represents to the other that notwithstanding anything to the contrary contained in the Lease, no broker participated in or brought about this Agreement other than Newmark & Company Real Estate, Inc., and Bruce S. Brickman & Associates, Inc. (collectively, the "Broker") and no broker, other than the Broker, with which either party has dealt is or will be entitled to a commission as a result of the execution or delivery of this Agreement. Each party agrees to indemnify and save the other harmless against any claim or cost or expense due any other broker with which such party has dealt in connection with this Agreement. Landlord shall be responsible for any commission due the Broker.

         6. Lease in Full Force. Except as modified hereby, the terms and provisions of the Lease, as heretofore amended, shall continue in full force and effect and, as amended and modified hereby, all of the terms and conditions of the Lease are hereby ratified and confirmed in all respects.

         7. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflict of laws.

         8.  Entire  Agreement.   This  Agreement,   together  with  the  Lease,
constitutes the sole agreement and contains the entire understanding and agreement of the parties. There are no understandings or agreements of the parties relating to the subject matter of this Agreement other than as expressly set forth herein.

         9. No Oral Modifications. This Agreement and the provisions hereof cannot be waived, changed, or terminated except by an agreement in writing signed by the party against whom enforcement of the waiver, change, or termination is sought.

         10. No Waiver. The failure of Landlord to insist upon the strict performance by Tenant of any of the obligations of Tenant under this Agreement shall not be deemed to be a waiver of such obligations, and Landlord, notwithstanding any such failure, may thereafter insist upon the strict performance by Tenant of any such obligations.

         11. Captions. The captions, headings, and titles in this Agreement are solely for convenience of reference and shall not affect its interpretation.

         12. Remedies Not Exclusive. The rights and remedies provided for in this Agreement or that Landlord may have otherwise pursuant to the Lease, at law or in equity, shall be distinct, separate, and cumulative and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other, and any two or more of such rights and remedies may be exercised at the same time, all to the extent permitted by law.

         13. Invalid Provisions. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

         14. Successors and Assigns. This Agreement shall bind the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

         15. Condition Subsequent. This Agreement shall be void ab initio and of no further force and effect unless, within 20 Business Days from the date of full execution of this Agreement, Landlord obtains and delivers to Tenant the written consent of Nomura Asset Capital Corporation, which entity Landlord represents is the only existing mortgagee, or any successor thereof as mortgage holder ("Mortgagee") of the Building as of the date hereof, as evidenced by the execution and delivery by such Mortgagee of that certain Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, substantially in the form annexed hereto as Schedule 1 (the date upon which such agreement is fully executed and delivered to Tenant, herein referred to as the "Approval Date"). Neither Landlord nor Tenant shall have any right to cancel this Agreement during such 20 Business Day period. Tenant shall have the right to enter the Additional Premises during such 20 Business Day period for the purpose of inspecting and measuring the same, provided that Tenant shall indemnify and hold Landlord harmless from and against all loss, cost, claims and damage arising as a result of any such entry.

         IN WITNESS WHEREOF, Landlord and Tenant have cause this Agreement to be duly executed as of the day and year first above written.

LANDLORD:

FASHION GALLERY OWNERS, LLC

By:      Fashion Gallery, LLC, its Manager


         By:    /s/ Bruce S. Brickman
                 --------------------------
                 Bruce S. Brickman, President


TENANT

LESLIE FAY MARKETING, INC.

By:      /s/ Warren Wishart
         ------------------------------------
         Name:  Warren Wishart
         Title: Chief Financial Officer